Exhibit 99.4 - Letter to the Members of East Fork Biodiesel, LLC from its Receiver

2108 140th Avenue, PO Box 21, Algona, IA 50511 Phone: 515-395-8888 Fax 515-395-8891

August 31, 2010

Dear East Fork Member,

East Fork has just completed filing of its quarterly report on Form 10-Q with the SEC, and I’d like to point out a few of the key items regarding the status of the business.  The quarterly report as well as all other information about East Fork can be found at www.eastforkbiodiesel.com by clicking on “SEC Compliance” or through a database maintained by the Securities and Exchange Commission at www.sec.gov by clicking on “Search for Company Filings.”

Turnover of Plant.  On July 29, 2010 East Fork and Farm Credit entered into the Turnover Agreement under which East Fork voluntarily turned over possession of its real estate and related plant, fixtures, equipment and other personal property (collectively, the real estate and Plant) to Farm Credit on July 30, 2010 in connection with its foreclosure action.  East Fork retained the right to remove a portion of its inventory and the unrestricted cash.

Under the Turnover Agreement with Farm Credit, in exchange for East Fork’s waiver of redemption rights and Farm Credit’s waiver of its rights to seek a deficiency judgment against East Fork, Farm Credit will pay $100,000 to East Fork on September 8, 2010.

East Fork is now permanently shut-down and expects its real estate and Plant will be sold at foreclosure on September 7, 2010 at a Sheriff’s Sale with no right of redemption, and only limited rights of first refusal.  East Fork does not anticipate being able to have the funds sufficient to exercise these limited rights of first refusal to reacquire its real estate and Plant.

Judicial Dissolution.  Given the inability to operate, East Fork’s Board of Directors authorized the filing of an Application for Judicial Dissolution under the Iowa Limited Liability Company Act (LLC Act).  It was filed with the Iowa District Court for Scott County on August 3, 2010 and accompanies this letter.  In doing so, the Board determined that, under East Fork’s circumstances, it was appropriate to seek judicial dissolution of East Fork and to wind up its affairs.  The Application stated that East Fork is in no financial position to pay Farm Credit’s judgment in excess of $26,000,000 before the Sheriff’s Sale, redeem its real estate and Plant from foreclosure or to otherwise reorganize and carry on its business affairs.

On August 25, 2010, the Court entered its Conditional Decree of Judicial Dissolution under the LLC Act (Conditional Decree) and it accompanies this letter.  The Conditional Decree was entered without prejudice to objections under the notice and bar date provisions of the Conditional Decree  and subject to reversal upon successful objection.

Subject to these and other conditions and further orders of the Court, the Conditional Decree directs East Fork to wind up its affairs, distribute its assets and deliver Articles of Dissolution to the Secretary of State of the State of Iowa.  The payment from Farm Credit noted above will be used to wind up East Fork’s affairs and liquidate and distribute its assets under the LLC Act.

Receivership.  The Court ordered that a receivership be established for East Fork to oversee the wind up and appointed the undersigned Terrence A. Kilburg as Receiver.  With the appointment of the Receiver, all of the members of East Fork’s Board of Directors and its Officers tendered their resignations effective August 25, 2010.

East Fork expects that there will be no monies or assets available to distribute to its members as part of the winding up of its affairs and liquidating and distributing its assets under the LLC Act, and its members will lose all of their investment in East Fork.

As detailed in the Form 10-Q, since 2008, East Fork has made considerable but unsuccessful efforts to find replacement financing to upgrade the plant and provide working capital.  On June 29, 2010, East Fork’s private offering terminated according to its terms because the offering did not meet certain of its conditions to closing, including the required minimum subscription level of $17,000,000.  Also, East Fork made considerable but unsuccessful efforts to find a merger partner or buyer of all or a portion of its capital stock or assets or other business combination.

East Fork’s inability to generate meaningful revenue has left it with little remaining liquidity.  As of July 31, 2010, East Fork had $75,044 in unrestricted cash.

Given these circumstances, the Board of Directors determined East Fork had no viable alternative but to file the Application for Dissolution with the Court.  East Fork’s goal is to have its business wound up by December 29, 2010 and to mail the final K-1 Partner’s Share of Income (Loss) to Members after that date.  Members should consult their own tax adviser concerning the U.S. federal, state and local income tax consequences of their investment in East Fork membership units and East Fork’s impending dissolution.

This update is intended to be summary in nature, it is limited to the matters discussed and does not address the full range of matters that are included in East Fork’s quarterly report on Form 10-Q, which was filed with the SEC on August 23, 2010, which also includes its financial statements for its three months ended June 30, 2010 and many other matters.  The best way to remain informed as additional developments occur is to access East Fork’s SEC filings which can be found at www.eastforkbiodiesel.com by clicking on “SEC Compliance” or the SEC’s website at www.sec.gov by clicking on “Search for Company Filings.”

Sincerely,

Terrence A. Kilburg
Receiver

FORWARD-LOOKING STATEMENTS - This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by East Fork regarding its judicial dissolution process under Iowa Code Section 490A, Subchapter XIII of the Iowa Limited Liability Company Act (the LLC Act) and foreclosure proceedings, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by East Fork’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of East Fork’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this letter.  Except as required by law, East Fork undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following:

• East Fork’s ability to collect its remaining assets;
• East Fork’s ability to fund the winding up of its affairs, liquidating its assets and distributing its assets under the LLC Act;
• East Fork’s expectation that there will not be any monies or assets available to distribute to its members as part of the winding up of its affairs under the LLC Act; and
• East Fork’s ability to obtain court approval of motions with respect to its application for dissolution prosecuted by East Fork from time to time and obtain a Decree of
   Dissolution and file Articles of Dissolution with the Secretary of State of the State of Iowa under the LLC Act.

No assurance can be given as to the amounts, if any, that ultimately will be distributed with respect to East Fork’s liabilities to creditors. Accordingly, East Fork urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities.

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